                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           MECHANICAL DYNAMICS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                           MECHANICAL DYNAMICS, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                           MECHANICAL DYNAMICS, INC.
                            2301 COMMONWEALTH BLVD.
                           ANN ARBOR, MICHIGAN  48105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 14, 1997

To the Shareholders of Mechanical Dynamics, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mechanical Dynamics, Inc. (the "Company") will be held at the Ypsilanti Marriott at Eagle Crest, 1275 S. Huron Street, Ypsilanti, Michigan 48197, at 5:00 p.m. Eastern Standard Time on Wednesday, May 14, 1997 for the following purposes:

                 1. To elect three directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

                 2. To ratify and approve the Board of Directors' selection of Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending December 31, 1997.

                 3. To approve an increase in the number of shares with respect to which stock options may be granted or which may be awarded as restricted stock under the terms of the Company's 1996 Stock Incentive Plan for Key Employees from 450,000 shares in the aggregate to 650,000 shares in the aggregate.

                 4. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Only shareholders of record at the close of business on March 28, 1997 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

         Your attention is called to the attached Proxy Statement and the accompanying proxy. A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 accompanies this notice.

                                        By Order of the Board of Directors



                                        Michael E. Korybalski
                                        Chief Executive Officer
Ann Arbor, Michigan
_____________, 1997

                           MECHANICAL DYNAMICS, INC.
                            2301 COMMONWEALTH BLVD.
                           ANN ARBOR, MICHIGAN  48105

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1997

GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mechanical Dynamics, Inc. (the "Company") for use at the 1997 Annual Meeting of Shareholders to be held at the Ypsilanti Marriott at Eagle Crest, 1275 S. Huron Street, Ypsilanti, Michigan 48197, at 5:00 p.m. Eastern Standard Time on Wednesday, May 14, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The mailing of this Proxy Statement and accompanying proxy will take place on or about April 10, 1997.

  Solicitation

         The Company will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy and any additional information furnished to shareholders. The solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitation by directors, officers or other regular employees of the Company; no additional compensation will be paid to directors, officers or other regular employees for such services. Brokers, nominees and other similar record holders will be requested to forward soliciting material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS

  Voting Rights and Outstanding Shares

         Only shareholders of record at the close of business on March 28, 1997 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. As of the close of business on March 28, 1997, the Company had 5,760,435 outstanding Common Shares ("Common Shares"), the only class of stock outstanding and entitled to vote.

         Each Common Share is entitled to one vote on each matter submitted for a vote at the meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding Common Shares entitled to vote, or 2,880,218 shares, is necessary to constitute a quorum for the transaction of business at the meeting or any adjournment thereof.

  Revocability of Proxies

         A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company or by executing and delivering to the Secretary a later dated proxy. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless such shareholder gives such written notice of revocation to the Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Mechanical Dynamics, Inc., 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, Attention:
Dave Peralta, Chief Financial Officer.

         Valid proxies in the enclosed form which are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below, FOR the selection of Arthur Andersen LLP as independent auditors of the Company for the current fiscal year ending December 31, 1997 and FOR approval of an increase in the number of shares with respect to which stock options may be granted or which may be awarded as restricted stock under the terms of the Company's 1996 Stock Incentive Plan for Key Employees from 450,000 shares in the aggregate to 650,000 shares in the aggregate.

  Principal Holders of the Company's Voting Securities

         As of March 28, 1997, the following six persons were the only persons known by the Company to beneficially own more than 5% of the Company's Common Shares.


                                              Amount of                       Percentage of
                                            Common Shares                     Common Shares
      Name                                Beneficially Owned                       Owned*
      ----                                ------------------                 -----------------
Michael E. Korybalski                           873,879                            15.2%
John C. Angell                                  388,040                             6.7%
Pilgrim Baxter & Associates                     373,000                             6.5%
Van Wagoner Capital
   Management, Inc.                             363,100                             6.3%
Granahan Investment
   Management, Inc.                             320,000                             5.6%
The TCW Group, Inc.                             307,400                             5.3%

___________________________________________________
* Based on 5,760,435 Common Shares outstanding as of March 28, 1997.

                           I.  ELECTION OF DIRECTORS

         The Board of Directors proposes that the persons named below as nominees for election as directors for a three-year term be elected as directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2000, and until their successors are duly elected and qualified.


                             Michael E. Korybalski
                               Mitchell I. Quain
                                 Robert R. Ryan

         Two of such nominees, Michael E. Korybalski and Mitchell I. Quain, are currently serving as directors of the Company. At its February 6, 1997 meeting, the Board of Directors of the Company increased the size of the Board from six members to seven. Robert R. Ryan, President and Chief Operating Officer of the Company, is the Board of Directors' nominee to fill this newly created Board position. If a quorum is present, the three nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominee receives the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed above unless the giver of the proxy withholds authority to vote for any such nominee. The nominees listed above have consented to serve if elected. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders for another qualified person.

         The following information is furnished as of March 28, 1997 with respect to the nominees for election as a director, with respect to each person whose term of office as a director will continue after the meeting, with respect to each executive officer of the Company and each executive officer named in the Summary Compensation Table below, and with respect to all directors and executive officers as a group:

                                                                          AMOUNT AND       PERCENTAGE
                                                                          NATURE OF            OF
                                                                        COMMON SHARES        COMMON      TERM
                      DIRECTOR             POSITION AND OFFICES          BENEFICIALLY        SHARES       TO
    NAME               SINCE    AGE          WITH THE COMPANY             OWNED (1)        OWNED (2)    EXPIRE
    ----               -----    ---          ----------------             ---------        ---------    ------
                                     NOMINEES FOR ELECTION AS DIRECTOR FOR A THREE-YEAR TERM

Michael E. Korybalski     1977   50     Chief Executive Officer,            873,879           15.2       2000
                                        Chairman of the Board
                                        and Director
Mitchell I. Quain         1996   45     Director                             63,592 (3)       1.1        2000
Robert R. Ryan            --     39     President and Chief Operating       209,750           3.6        2000
                                        Officer

                                                  DIRECTORS CONTINUING IN OFFICE

Herbert S. Amster         1990   62     Director                             74,930 (4)       1.2        1999
John C. Angell            1977   48     Vice President, Chief Technical     388,040           6.7        1998
                                        Fellow and Director
David E. Cole             1995   59     Director                             18,500 (4)        *         1998
Joseph F. Gloudeman       1993   61     Director                             43,430 (5)        *         1999

                                                 OTHER CURRENT EXECUTIVE OFFICERS

Michael Hoffmann          --     40     Vice President -- European           33,220 (6)        *
                                        Operations
Raymond Gaynor            --     48     Vice President -- Asia/Pacific       42,905 (7)        *
                                        Operations
James E. Vincke           --     41     Vice President -- Administration    178,897 (8)       3.1

All directors and executive officers as a group (12 persons)  . .         2,015,386 (9)      34.6

__________________________________
* Less than 1%

(1) All directors, nominees and executive officers named in this Proxy Statement have sole investment and voting power with respect to shares of Common Stock beneficially owned by them.

(2)      Based on 5,760,435 Common Shares outstanding as of March 28, 1997.

(3) Includes 58,592 shares held by trusts of which Mr. Quain holds voting power as the trustee and 5,000 shares subject to options exercisable within 60 days of the Record Date.

(4) Includes 5,000 shares subject to options exercisable within 60 days of the Record Date.

(5) Includes 38,430 shares held by a trust of which Dr. Gloudeman holds voting power as the trustee and 5,000 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes 10,000 shares subject to options exercisable within 60 days of the Record Date.

(7) Includes 5,000 shares subject to options exercisable within 60 days of the Record Date.

(8) Includes 21,937 shares subject to options exercisable within 60 days of the Record Date.

(9) Includes 56,937 Common Shares which all executive officers and directors as a group have the right to acquire within 60 days of March 28, 1997.

BIOGRAPHICAL INFORMATION

         The following is a brief account of the business experience during the past five years of the nominees for the Board of Directors of the Company and of each director whose term of office will continue after the meeting:

         Michael E. Korybalski, a co-founder of the Company, is currently Chief Executive Officer and Chairman of the Board and a director of the Company.
From 1984 to February 1997, Mr. Korybalski served as President of the Company. From 1977 to 1984, Mr. Korybalski served as Vice President and General Manager of the Company. From 1973 to 1977, he was employed as a product engineer with Ford Motor Company. Mr. Korybalski holds B.S.E. and M.S.E. degrees in mechanical engineering, as well as a M.B.A., from the University of Michigan.

         Mitchell I. Quain has served as a director of the Company since 1996. He has been employed at Schroder Wertheim & Company, an investment banking company, since 1975, where he currently serves as Managing Director, Head of Equity Capital Markets. Mr. Quain is also a director of Allied Products Corporation and Strategic Distribution Inc.

         Robert R. Ryan became the President of the Company in February 1997 and since 1991 has served as the Chief Operating Officer of the Company. Dr. Ryan served as the Company's Executive Vice President from 1991 to February 1997. From 1988 through 1991, Dr. Ryan served as the Company's Vice President of Product Development. Before joining the Company, Dr. Ryan held various positions in sales and engineering services at Structural Dynamics Research Corporation, and served briefly on the engineering faculty at the University of Michigan. He holds a B.S. from the University of Cincinnati and a M.S. and Ph.D. in applied mechanics from Stanford University.

         Herbert S. Amster has served as a director of the Company since 1990. He is now an independent management consultant. Mr. Amster was Chairman of the Board and Chief Executive Officer of Irwin Magnetic Systems, Inc., a manufacturer of minicartridge tape drives, from 1985 through 1989; Senior Vice President Corporate Development, and a director, of Cipher Data Products Incorporated, from 1989 through 1990; and Senior Vice President Corporate Development, of Archive Corporation, since 1990. He is currently also a director of Jacobson Stores Inc., TriMas Corporation, First of America Bank -- Michigan and is the Chairman of the Board of Industrial Technology Institute.

         John C. Angell, a co-founder of the Company, has served as a Vice President and as Chief Technical Fellow and director of the Company since 1977. Mr. Angell holds B.S.E. and M.S.E. degrees in mechanical engineering from the University of Michigan.

         David E. Cole has served as a director of the Company since 1995. Dr. Cole has served as the President of Applied Theory Inc., an automotive consulting firm since 1979, as Director of the Office for the Study of Automotive Transportation, University of Michigan Transportation Research Institute, since 1978 and as an Associate Professor of Mechanical Engineering and Applied Mechanics at the University of Michigan since 1971. He is currently also a director of MSX International, Saturn Electronics & Engineering Corp. and Thyssen Inc., a subsidiary of Thyssen AG.

         Joseph F. Gloudeman has served as a director of the Company since 1993. Dr. Gloudeman has served as President of Gloudeman Consulting, a high-tech consulting firm, since 1992; as Chairman of the Board, since 1992, and President, USA Operations, since 1994, of R.O.S.E. Informatik GmbH, a German software company. Dr. Gloudeman is the former President and Chief Executive Officer of The MacNeal Schwendler Corporation, and a former Vice President, Marketing for CRAY Research-Supercomputer.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1996, the Board of Directors held five meetings and took action by written consent on six occasions.

  Audit Committee

         The Board of Directors has an Audit Committee which consists of two directors. Mr. Amster and Dr. Cole are the current members of this committee. The Audit Committee makes recommendations to the Board of Directors concerning the appointment of independent auditors and reviews the Company's accounting principles, policies and reporting practices, aids management in the establishment and supervision of the Company's financial controls, discusses the Company's financial controls with the independent auditors and reviews the scope and results of audits and other accounting-related services and fees. During the fiscal year ended December 31, 1996, the Audit Committee held one meeting and took no actions by written consent.

  Compensation Committee

         The Board of Directors has a Compensation Committee which consists of two directors. Mr. Amster and Dr. Gloudeman are the current members of this committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's Employee Stock Purchase Plan and the Company's 1996 Stock Incentive Plan for Key Employees. During the fiscal year ended December 31, 1996, the Compensation Committee held one meeting and took action by written consent on one occasion.

         The Company does not have a nominating committee.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee applies this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options. The Compensation Committee believes that the compensation of the Chief Executive Officer and the Company's other executive officers should be influenced by the Company's performance. Consistent with this philosophy, the Compensation Committee approves performance goals for each executive officer (after receiving the recommendations of Michael E. Korybalski, Chairman of the Board and Chief Executive Officer, for executive officers other than himself) near the beginning of each year. For 1996, these performance goals included objective targets for revenue growth and operating income (for the whole Company or for the area of the Company for which the executive is responsible, depending on the executive), both of which required improvements over 1995 levels, and specific tasks to be performed by some of the executives relating to their areas of responsibility (the "Performance Goals").

SALARY

         The Compensation Committee's policy is to offer salaries to its executive officers that are competitive in its industry for similar positions requiring similar qualifications. The Compensation Committee also adjusts salaries to reflect its subjective assessment of the executive's performance of his or her Performance Goals, the amount of salary change appropriate for such performance and the Company's financial condition (after receiving the performance evaluations and recommendations of Mr. Korybalski). In determining executive officers' salaries, the Compensation Committee considers information provided by the Chief Executive Officer, whose recommendations are based upon salary surveys specific to the Company's industry, size and geographic location (the "Surveys"). Such Surveys are prepared by an independent organization using information provided from approximately 200 companies. These Surveys summarize information from companies deemed comparable by the Compensation Committee in terms of such things as product or industry, geography and/or revenue levels. In addition to their base salaries, the Company's executive officers, including the Chief Executive Officer, are each eligible to receive a cash bonus and are entitled to participate in the 1996 Stock Incentive Plan for Key Employees. The bonus for the Chief Executive Officer and for other executives is based primarily on Company performance.

         The foregoing information was presented to the Compensation Committee in February 1996. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 1996 for each executive officer, including the Chief Executive Officer. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Chief Executive Officer place significant weight on the financial condition of the Company in considering salary adjustments.

BONUSES

         The Compensation Committee's policy is to pay bonuses to executives that compensate them for achieving the Company's revenue growth and operating income targets set near the beginning of the year and for achieving individual goals based on their areas of responsibility. These bonuses are intended to make a significant portion of each executives' compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals, increase shareholder value and work as a team. They are also intended to recognize the executives' individual contributions to the Company.

         The Compensation Committee determines annually the total amount of cash bonuses available for executive officers. The individual target amounts are determined based on the Compensation Committee's judgment of the value of the individual executive's achievement of his or her Performance Goals. In all cases, the relative target amounts for individual officers are based upon the total dollars available for bonuses, and historical and expected future contributions by the individual executive officer. For 1996, the objectives used by the Company as the basis for incentive compensation were based primarily on Company performance. Executive officers earn a percentage of the target amounts under the bonus plan relating to the achievement of the Performance Goals, as determined by the Compensation Committee annually in its discretion. Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets.

STOCK OPTIONS

         The Compensation Committee's policy is to grant stock options to the Company's executives in amounts reflecting the Compensation Committee's subjective evaluation of the executive's position, responsibilities, ability to influence, and expected contributions to, the Company's overall performance. Other factors considered by the Compensation Committee include consistency in numbers of options granted to executives at similar levels in the Company, past performance, the Surveys and the recommendations of Mr. Korybalski, without any specific weight given to any of the factors listed above. In determining the size of the individual grants, the Compensation Committee also considers the amounts of options outstanding and previously granted both in the aggregate and with respect to the optionee, the amount of options remaining available for grant under the 1996 Stock Incentive Plan for Key Employees and the aggregate amount of current awards, and for new officers, the amount necessary to attract other officers to the Company. The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's shareholders. Under the terms of the 1996 Stock Incentive Plan for Key Employees, the Compensation Committee grants stock options with an exercise price equal to the prevailing market price. Such options will have value only if the Company's stock price increases. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other shareholders because of the direct benefit executive officers receive to improve stock performance.

         Under the 1996 Stock Incentive Plan for Key Employees, the Compensation Committee may grant options with a term of up to 10 years to provide a long-term incentive, and to grant options that vest over a specified period to provide the executive with an incentive to remain at the Company.
The Compensation Committee's policy is that certain new executives with the Company may be provided with options to attract them to the Company. The Compensation Committee's policy is to grant stock options when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group.
The Compensation Committee in its discretion may, however, grant additional stock options to executives for other reasons. In 1996, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. Option grants for 1996 are set forth in the table below entitled "Option Grants in Last Fiscal Year."

1996 CHIEF EXECUTIVE OFFICER COMPENSATION

         In February 1996, the Committee established a base salary for Mr. Korybalski for 1996. This base salary represented an increase over Mr. Korybalski's 1995 base salary. The Compensation Committee also established a target bonus for Mr. Korybalski under the 1996 bonus plan payable based on the Company's achievement of objective measures of revenue growth and operating income (both of which targets required improvement from 1995). The 1996 base salary level and target bonus were based upon a number of factors, including
(a) the Compensation Committee's assessment of the 1995 performance of the Company and Mr. Korybalski, (b) 1996 Company performance objectives and individual performance objectives and responsibilities for Mr. Korybalski established in February 1996, and (c) the market compensation data for similar companies listed in the Surveys. The performance objectives for 1996 included satisfactorily managing the Company's overall corporate business plan, such as meeting the Company's profitability projections and the Company's sales targets, and strengthening the Company's financial position.

         The Compensation Committee has concluded that Mr. Korybalski's performance in 1996 warrants the compensation for 1996 as reflected in the Summary Compensation Table.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986.

         The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, for 1997.


                                        COMPENSATION COMMITTEE


                                        Herbert S. Amster
                                        Joseph F. Gloudeman

EXECUTIVE COMPENSATION

  Summary Compensation Table

         The following table sets forth information for each of the fiscal years ended December 31, 1996 and 1995 concerning compensation of (i) all individuals serving as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996, and (ii) the four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in fiscal 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                      ANNUAL COMPENSATION          SECURITIES          ALL OTHER
             NAME AND                                 -------------------          UNDERLYING        COMPENSATION
        PRINCIPAL POSITION              YEAR       SALARY($)        BONUS($)       OPTIONS(#)           ($) (1)
        ------------------              ----       ---------        --------       ----------     -----------------
Michael E. Korybalski, Chief
    Executive Officer   . . . .        1996         170,000          27,968             --                   3,888
                                       1995         158,000          57,916             --                   3,678

Robert R. Ryan, President and
    Chief Operating Officer . .        1996         150,000          18,330             --                   3,808
                                       1995         135,000          35,368             --                   2,565

Michael Hoffmann, Vice President -
    European Operations   . . .        1996         103,000          26,984            10,000                --
                                       1995         100,000          22,241             --                   --

Raymond J. Gaynor, Vice President -
    Asia/Pacific Operations . .        1996          88,000          35,467             5,000                3,600
                                       1995          85,000          80,125             --                   1,625

James E. Vincke, Vice President -
    Administration  . . . . . .        1996         105,000           8,554             --                   3,288
                                       1995         100,000          25,247             --                   1,893

__________________________________
(1) The amounts shown for fiscal 1996 include (i) $3600, $3600, $3600 and $3126 for Messrs. Korybalski, Ryan, Gaynor and Vincke, respectively, representing the Company's contribution to the executive officer in 1996 under the Company's 401(k) Plan, and (ii) $288, $208, $0 and $162 for Messrs. Korybalski, Ryan, Gaynor and Vincke, respectively, representing life insurance premiums paid by the Company in 1996 for life insurance policies.

  Option Grants Table

         The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL
                                              % OF                                      REALIZABLE VALUE AT
                                             TOTAL                                         ASSUMED ANNUAL
                            NUMBER OF       OPTIONS                                     RATES OF STOCK PRICE
                            SECURITIES     GRANTED TO                                       APPRECIATION
                            UNDERLYING     EMPLOYEES       EXERCISE                       FOR OPTION TERM
                             OPTIONS       IN FISCAL        PRICE        EXPIRATION  --------------------------
        NAME               GRANTED (#)        YEAR          ($/SH)          DATE       5% ($)        10% ($)
        ----               -----------     ----------    -----------    -----------  -----------  -------------
Michael E. Korybalski .           --          --             --             --            --           --
Robert R. Ryan  . . . .           --          --             --             --            --           --
Michael Hoffmann  . . .       10,000  (1)      4.9            9.00        4/23/01        24,866       54,946
Raymond J. Gaynor . . .        5,000  (2)      2.5            9.00        4/23/01        12,433       27,473
James E. Vincke . . . .           --          --             --             --            --           --

------------------------
(1) These options were granted on April 23, 1996 and all 10,000 options become fully exercisable on April 23, 1997. In the event the option holder's employment with the Company is terminated for any reason other than death or disability, the Compensation Committee may, in its discretion, permit the exercise of such option holder's unexercised options for a period not to exceed three months after such termination.

(2) These options were granted on April 23, 1996 and all 5,000 options become fully exercisable on April 23, 1997. In the event the option holder's employment with the Company is terminated for any reason other than death or disability, the Compensation Committee may, in its discretion, permit the exercise of such option holder's unexercised options for a period not to exceed three months after such termination.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table

         The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1996:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                 NUMBER OF
                                                                SECURITIES              VALUE OF
                                                                UNDERLYING             UNEXERCISED
                                                                UNEXERCISED           IN-THE-MONEY
                                                                OPTIONS AT             OPTIONS AT
                           SHARES                               FY-END (#)             FY-END ($)
                        ACQUIRED ON          VALUE             EXERCISABLE/           EXERCISABLE/
NAME                    EXERCISE (#)      REALIZED ($)         UNEXERCISABLE        UNEXERCISABLE (1)
----                    ------------      ------------         -------------        -----------------
Michael E. Korybalski .          0            0                       0/0                    0/0
Robert R. Ryan  . . . .          0            0                       0/0                    0/0
Michael Hoffmann  . . .          0            0                  0/10,000                0/48,750
Raymond J. Gaynor . . .          0            0                   0/5,000                0/24,375
James E. Vincke . . . .          0            0                  21,937/0               283,975/0

------------------------------
(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1996 of $13.875, minus the aggregate exercise price.


  Compensation of Directors

         Each non-employee member of the Company's Board of Directors is paid $1,000 per month and reimbursed for out-of-pocket expenses incurred in attending Board meetings. Each non-employee director is also eligible to receive annual stock option awards for 5,000 shares of the Company's Common Stock under the Company's Non-Employee Director Stock Option Plan.

         The Company's Board of Directors adopted the Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") in March 1996. The Director Stock Option Plan provides for the grant of "nonqualified" options to purchase shares of Common Stock. In April 1996, all four non-employee directors on the Company's Board of Directors were each granted an option to purchase 5,000 shares of Common Stock of the Company at an exercise price of $11.00 per share. These options become fully exercisable one year from the date of grant, April 1997, and expire in April 2001. Immediately following each annual meeting of shareholders of the Company, each non-employee director who has served as a director for at least six months will automatically be granted an option to purchase 5,000 shares of Common Stock of the Company.
Upon appointment to the Board of Directors, each newly-appointed non-employee director will receive an option to purchase 5,000 shares of Common Stock of the Company. A total of 100,000 shares of Common Stock are reserved for issuance under the Director Stock Option Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         Michael E. Korybalski entered into an employment agreement with the Company dated as of April 1, 1994, and amended as of March 1, 1995, March 1, 1996 and March 1, 1997. The agreement provides that Mr. Korybalski will serve as the Company's Chief Executive Officer until March 31, 2000, at which point the employment agreement can be extended at the option of the Company for an additional three-year term. Mr. Korybalski's base salary under the agreement for 1997 is $190,000. Mr. Korybalski's employment may be terminated by the Company with or without cause. Mr. Korybalski's base salary is determined by the Board of Directors on an annual basis. In the event the Board chooses to change his duties or directs him to relocate, or if he is terminated without cause, Mr. Korybalski would then be entitled to his base salary, bonus and benefits for a period equal to the longer of the remaining term of the agreement or one year from the date of his resignation. In the event he is terminated with cause, then he would be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company in accordance with the Company's employee policies and procedures. In the event of a change of control, the agreement is automatically extended through a date three years from the effective date of such change in control. In the event Mr. Korybalski is terminated in connection with a change in control, then the Company will pay severance benefits under the same formula as in the event of termination without cause. During the term of the agreement, and for a period of two years thereafter, Mr. Korybalski will be subject to noncompetition and nonsolicitation restrictions.

         The Company's President and Chief Operating Officer, Robert R. Ryan, entered into an employment agreement with the Company dated as of April 1, 1994, as amended March 1, 1995, March 1, 1996 and March 1, 1997, pursuant to which he will serve in such capacities until March 31, 1999, at which point the employment agreement can be extended at the option of the Company for an additional two-year term. Dr. Ryan's base salary under the agreement for 1997 is $175,000. Dr. Ryan's base salary is determined by the Board of Directors on an annual basis. Dr. Ryan's employment may be terminated by the Company with or without cause. In the event the Board chooses to change his duties or directs him to relocate, or if he is terminated without cause, Dr. Ryan would then be entitled to his base salary, bonus and benefits for a period equal to the longer of the remaining term of the agreement or one year from the date of his resignation. In the event he is terminated with cause, then he would be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company in accordance with the Company's employee policies and procedures. In the event of a change of control, the agreement is automatically extended through a date three years from the effective date of such change in control. In the event Dr. Ryan is terminated in connection with a change in control, then the Company will pay severance benefits under the same formula as in the event of termination without cause. During the term of the agreement, and for a period of two years thereafter, Dr. Ryan will be subject to noncompetition and nonsolicitation restrictions.

         James E. Vincke, the Company's Vice President -- Administration, has entered into an employment agreement with the Company as of April 1, 1994, as amended as of March 1, 1995, March 1, 1996 and March 1, 1997. Mr. Vincke's 1997 base salary is $105,000. This agreement terminates March 31, 1998, can be extended at the option of the Company and provides that Mr. Vincke may be terminated with or without cause. In the event Mr. Vincke is terminated without cause, he is entitled to his salary, all fringe benefits and pro rata bonus, if applicable, in effect at the date of termination, for a period equal to the greater of six months from the date of termination or the remaining term of his agreement. In the event Mr. Vincke is discharged for cause, or if he voluntarily resigns or retires, then he is entitled to receive only such payments and/or benefits as would be provided to other employees of the Company under similar circumstances. Upon a change in control, the agreement will automatically be extended through a date one year from the effective date of such change of control. During the term of this agreement, and for a period of two years thereafter, Mr. Vincke will be subject to noncompensation and nonsolicitation restrictions.

  Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 1996, Mr. Amster and Dr. Gloudeman served as the members of the Company's Compensation Committee. None of the members of the Company's Compensation Committee was, during the fiscal year ended December 31, 1996, an officer or employee of the Company.

PERFORMANCE GRAPH

         The following line graph compares for the period since the Company became a reporting company pursuant to the Securities Exchange Act of 1934, as amended, on May 14, 1996, through the fiscal year ended December 31, 1996: (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, divided by the initial share price, expressed as a percentage) on the Company's Common Shares, with (ii) the cumulative total return of the NASDAQ Market Index, and with (iii) the cumulative total return on the Common Stock of the Hambrecht & Quist Technology Index (assuming dividend reinvestment and weighted based on market capitalization at the end of each year):





                                  [GRAPH HERE]

                      Mechanical                       H&Q                        Nasdaq Stock
 Dates              Dynamics, Inc.                 Technology                     Market - U.S.
 -----              --------------                 ----------                     -------------
 5/14/96                  100                           100                             100
  May-96                 161.36                        98.81                          100.79
  Jun-96                 137.50                        91.90                           96.25
  Jul-96                 126.14                        83.16                           87.68
  Aug-96                 134.09                        88.09                           92.59
  Sep-96                 160.80                        97.86                           99.68
  Oct-96                 130.68                        96.19                           98.59
  Nov-96                 131.82                       105.69                          104.70
  Dec-96                 126.14                       103.37                          104.58

------------------------
Stock and index prices scaled to 100

(Total return assumes reinvestment of dividends.)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on review of the copies of such reports furnished to the Company during or with respect to fiscal 1996, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that two reports covering one transaction were filed late by a director of the Company, Mitchell I. Quain, and four reports reflecting the share ownership of Patrick Ryan Turner, an executive officer of the Company, were filed late.


                         II.  APPOINTMENT OF COMPANY'S
                              INDEPENDENT AUDITORS

INDEPENDENT ACCOUNTANTS

         Arthur Andersen LLP are the independent auditors for the Company and have reported on the Company's financial statements in the Company's 1996 Annual Report to Shareholders which accompanies this Proxy Statement.

         The shareholders are being asked to ratify and approve the Board of Directors' selection of Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending on December 31, 1997. The Board of Directors recommends a vote FOR approval of the selection of Arthur Andersen LLP as the independent auditors of the Company.

         A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions.


                 III.   INCREASE IN NUMBER OF SHARES UNDER THE
             COMPANY'S 1996 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES

         The Board of Directors believes that it would be in the best interests of the Company and its shareholders to increase the number of shares of common stock of the Company (the "Common Stock") that is available to be granted as options or restricted stock under the Company's 1996 Stock Incentive Plan For Key Employees (the "Stock Option Plan") and, subject to shareholder approval, has approved an increase in the number of shares available under the Stock Option Plan from 450,000 in the aggregate to 650,000 in the aggregate.

         As of March 28, 1997, there were 335,500 shares subject to outstanding options under the Stock Option Plan.

1996 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES

         The Company's Board of Directors adopted the Stock Option Plan in March 1996. Under the Stock Option Plan, options will be granted or restricted stock will be awarded for the purpose of attracting and motivating key employees of the Company. The Stock Option Plan will be administered by the Compensation Committee of the Board of Directors. The Stock Option Plan currently provides for a total of 450,000 shares of Common Stock which are reserved for issuance under the Stock Option Plan. The Stock Option Plan provides for (i) the grant of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, (ii) the grant of "nonqualified stock options" (options which do not meet the requirements of Section 422), and (iii) the award of restricted stock. The Stock Option Plan also contains certain restrictions against transfer and other terms and conditions which are to be determined by the Compensation Committee. The Compensation Committee will determine which individuals will be granted options or awarded restricted stock, the number of options granted or shares awarded and other terms and conditions applicable to each grant or award.

         The Board of Directors may amend or revise the terms of the Stock Option Plan; provided, however, without the approval or ratification of the shareholders the Board of Directors may not (i) increase the maximum number of shares subject to the Stock Option Plan, (ii) increase the maximum number of shares for which any participant may be granted options or awards under the Stock Option Plan, (iii) change the class of persons eligible to be participants, (iv) materially increase the benefits of any participant or (v) alter or impair any option or award previously granted or awarded under the Stock Option Plan.

         Under the terms of the Stock Option Plan, the exercise price of an incentive stock option will be not less than the fair market value of the Common Stock at the time of the grant (or not less than 110% of the fair market value if the optionee owns more than 10% of the total combined voting stock of the Company at the time of grant). The exercise price of nonqualified options will not be less than 75% of the fair market value of the stock on the date the option is granted. If an optionholder ceases to be an employee for any reason other than death or disability, the Compensation Committee may, in its discretion, permit the exercise of such options for a period not to exceed three months following the termination of employment. The Compensation Committee may, in its discretion, permit the exercise of nonqualified options held by a terminated optionholder for a period not to extend beyond the expiration date of such nonqualified option. No option under the Stock Option Plan may be exercised more than ten years after its date of grant. In the case of an incentive option granted to a participant who, at the time of grant, owns more than 10% of the total combined voting stock of the Company, such option will expire not more than five years after its date of grant.

         Shares awarded under the Stock Option Plan typically will be subject to vesting and unvested shares awarded to a participant will be forfeited and transferred back to the Company if the participant ceases to be employed by the Company for any reason other than death or permanent disability. If the participant is terminated by action of the Company without cause or by agreement of the Company and the participant, the Compensation Committee may, at its discretion, release some or all of the shares from the restrictions. If a participant ceases to be an employee of the Company because of death or permanent disability, the restrictions will lapse with respect to such shares, unless otherwise determined by the Compensation Committee.

         The full text of the Stock Option Plan is set forth as Exhibit 10.9 to the Company's Registration Statement on Form S-1, Registration No. 333-2900. The discussion above, except with respect to the number of shares covered by the Stock Option Plan, is qualified in its entirety by reference to the actual text of the Stock Option Plan.

         This proposed increase in the number of shares under the Stock Option Plan requires the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting. The Board of Directors recommends a vote FOR approval of the increase in the number of shares under the Stock Option Plan.

                               IV.  OTHER MATTERS

SHAREHOLDER PROPOSALS

         Proposals of shareholders that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's offices, 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, no later than December 31, 1997 to be considered for inclusion in the Proxy Statement and Proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

OTHER BUSINESS

         Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that other matters will be presented for action at the Annual Meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented thereby in accordance with their best judgment.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The audited financial statements and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 are hereby specifically incorporated by reference into this Proxy Statement.


                                        By Order of the Board of Directors



                                        Michael E. Korybalski
                                        Chief Executive Officer

Ann Arbor, Michigan
___________, 1997

                                     PROXY

                           MECHANICAL DYNAMICS, INC.

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF
               MECHANICAL DYNAMICS, INC. TO BE HELD MAY 14, 1997


     The undersigned hereby appoints Michael E. Korybalski and Robert R. Ryan, and each of them, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of Mechanical Dynamics, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 14, 1997, at 5:00 p.m., Eastern Standard Time, at the Ypsilanti Marriot at Eagle Crest, 1275 S. Huron Street, Ypsilanti, Michigan 48197 (or at any adjournment(s) thereof), as follows:

1.   Election of Directors --

     Nominees:   Michael E. Korybalski
                 Mitchell I. Quain
                 Robert R. Ryan

     [  ]  FOR all nominees listed above        [  ]  WITHHOLD AUTHORITY
           (except as marked to                       to vote for all nominees
           the contrary below)                        listed above


                              [  ]  ABSTAIN


     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------

2. Proposal to ratify and approve Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997:

    [  ]  FOR                  [  ]  AGAINST                [  ] ABSTAIN

3. Proposal to increase the number of shares available under the Company's 1996 Stock Incentive Plan for Key Employees from 450,000 shares to 650,000 shares:

    [  ]  FOR                  [  ]  AGAINST                [  ] ABSTAIN

4. In their discretion with regard to such other business as may properly come before the Annual Meeting (or any adjournment(s) thereof).

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES NAMED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3.



                                        Dated: ________________________, 1997

                                        _____________________________________

                                        _____________________________________
                                             SHAREHOLDER SHOULD SIGN HERE
                                        NOTE:  PLEASE DATE THIS PROXY AND SIGN
                                        EXACTLY AS YOUR NAME APPEARS ON YOUR
                                        STOCK CERTIFICATE.  IF THE SHARES ARE
                                        REGISTERED IN MORE THAN ONE NAME, EACH
                                        JOINT OWNER SHOULD SIGN.  WHEN SIGNING
                                        AS ATTORNEY, ADMINISTRATOR, PERSONAL
                                        REPRESENTATIVE, EXECUTOR, GUARDIAN OR
                                        TRUSTEE, ADD YOUR TITLE TO THE
                                        SIGNATURE.

PLEASE PROMPTLY DATE, SIGN AND MAIL THIS PROXY TO THE COMPANY.